Exhibit 3.2

BYLAWS

OF

AUDACY, INC.

(a Delaware corporation)

ARTICLE I

CORPORATE OFFICES

Section 1.1 Registered Office. The registered office of the Company shall be fixed in the Certificate of Incorporation of the Company (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).1

Section 1.2 Other Offices. The Company may also have an office or offices, and keep the books and records of the Company, except as otherwise required by law, at such other place or places, either within or without the State of Delaware, as the Company may from time to time determine or the business of the Company may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors of the Company (the “Board of Directors” or the “Board”) shall fix. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.2 Special Meeting.

(a) Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation or that certain Shareholders’ Agreement dated as of the date hereof by and among the Company and certain stockholders and other equityholders signatories thereto (the “Shareholders’ Agreement”), a special meeting of the stockholders of the Company: (i) may be called at any time by the Board of Directors; and (ii) shall be called by the Chairperson of the Board of Directors (the “Chairperson of the Board”) or the Secretary of the Company (the “Secretary”) upon the written request or requests of one or more persons that own (as defined below) shares representing at least 25% of the voting power of the stock entitled to vote on the matter or matters to be brought before the proposed special meeting (hereinafter, the “requisite percent”) at the time a request is delivered (a meeting called in accordance with clause (ii) above, a “stockholder-requested special meeting”). Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, special meetings of the stockholders of the Company may not be called by any other person or persons. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.

[1]	Capitalized terms not defined herein shall have the meanings assigned to such terms in the Certificate of Incorporation.

Section 2.3 Notice of Stockholders’ Meetings.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting of stockholders shall specify the place, if any, date and time of the meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice shall be given not less than 10 days nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

(b) Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL and shall be deemed given as provided therein including but not limited to posting such notice in an accessible online data room or shared drive.

(c) When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are:

(i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 2.3(a); provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.5(a), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.4 Organization.

(a) Meetings of stockholders shall be presided over by the Chairperson of the Board, or in his or her absence, by the Chief Executive Officer (if separate) or another person designated by or in the manner provided by the Board of Directors. The order of business at each meeting of the stockholders shall be determined by the chairperson of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairperson of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

Section 2.5 List of Stockholders. The Company shall maintain, or shall designate a transfer agent to maintain, a complete list of the stockholders entitled to vote at a meeting of the stockholders.

Section 2.6 Quorum. Except as otherwise required by law, the Certificate of Incorporation, these Bylaws or the Shareholders’ Agreement, at any meeting of stockholders, the holders of a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, the holders of a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairperson of the meeting, or the holders of a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn or recess the meeting from time to time in accordance with Section 2.7, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 2.7 Adjournment. At any meeting of stockholders of the Company, if less than a quorum be present, the chairperson of the meeting or stockholders upon the vote of a majority of the votes cast, shall have the power to adjourn the meeting from time to time without notice, other than the announcement (which can be displayed during the time scheduled for the meeting on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication) at the meeting at which the adjournment is taken of the date and time of the adjourned meeting; provided, that the chairperson of the meeting or stockholders upon the vote of a majority of the votes cast shall also have the power to adjourn the meeting from time to time to address a technical failure to convene or continue a meeting using remote communication, which adjournment can be done without notice, other than the announcement (which can displayed during the time scheduled for the meeting on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication) at the meeting at which the adjournment is taken of the date and time of the adjourned meeting). Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Section 2.8 Voting; Proxies.

(a) Except as otherwise required by law or the Certificate of Incorporation, each holder of stock of the Company entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the subject matter in question.

(b) Except as otherwise required by law, the Certificate of Incorporation, these Bylaws, the Shareholders’ Agreement or any law, rule or regulation applicable to the Company or its securities, (i) at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of the holders of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter, (ii) where a separate vote by a class or series or classes or series is required, if a quorum of such class or series or classes or series is present, such act shall be authorized by the affirmative vote of the holders of at least a majority of the voting power of the stock of such class or series or classes or series present in person or represented by proxy and entitled to vote on the subject matter and (iii) if the matter is one upon which, by express provision of applicable law, of the Certificate of Incorporation, of the Shareholders’ Agreement or of these Bylaws, a minimum or different quorum requirement or vote is required, in which case such minimum or different quorum requirement shall apply and minimum or different vote shall be the applicable vote on such matter. Voting at meetings of stockholders need not be by written ballot.

(c) Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or an executed new proxy bearing a later date.

Section 2.9 Action by Written Consent.

(a) Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, with prior written notice but without a vote, if a consent or consents, setting forth the action so taken, are signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To be effective, such a consent must be delivered to the Company in accordance with Section 228(d) of the DGCL; provided, however, that the Company has not designated, and shall not designate, any information processing system for receiving such consents. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders to take action are delivered to the Company in accordance with this Section 2.9 within 60 days of the first date on which a consent is so delivered to the Company. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such consent shall be effective at a future time, including a time determined upon the happening of an event, occurring not later than 60 days after such instruction is given or such provision is made, if evidence of the instruction or provision is provided to the Company. If the person is not a stockholder of record when the consent is executed, the consent shall not be valid unless the person is a stockholder of record as of the record date for determining stockholders entitled to consent to the action. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.

(b) Prior written notice of the proposed taking of a corporate action without a meeting by less than unanimous consent shall be given in accordance with Section 2.3 (including, for the purposes of this Section 2.9(b), via online data room without the consent of any stockholder) to all stockholders who, if the action had been taken at a meeting, would have been entitled to vote on such action.

Section 2.10 Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Company shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

ARTICLE III

DIRECTORS

Section 3.1 Powers. Except as otherwise required by the DGCL or as provided in the Certificate of Incorporation or the Shareholders’ Agreement, the business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by law, the Certificate of Incorporation, these Bylaws or the Shareholders’ Agreement required to be exercised or done by the stockholders.

Section 3.2 Number, Term of Office and Election.

(a) Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation or the Shareholders’ Agreement, the Board of Directors shall consist of up to 7 directors (hereinafter referred to as the “Whole Board”).

(b) Except as otherwise provided in the Certificate of Incorporation, these Bylaws or the Shareholders’ Agreement, Directors shall be elected by the stockholders at each annual meeting of stockholders. Each director shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified. Notwithstanding the foregoing, to the extent the Shareholders’ Agreement provides a holder of Class A Common Stock with the right to designate one or more directors to the Board, such directors shall not be subject to a vote by the remaining holders, but shall become members of the Board upon such designation.

(c) Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed.

(d) All members of the Board of Directors must be qualified under the Communications Act and FCC Regulations to hold attributable interests (as such term is used in the FCC Regulations) in the Company.

Section 3.3 Vacancies and Newly Created Directorships. Subject to the terms of the Shareholders’ Agreement (including the requirement that certain stockholders may nominate or designate directors for election to the Board as provided in the Shareholders’ Agreement) and these Bylaws, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director, and any director so chosen shall hold office until the next election of the class for which such director shall have been chose and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director. For the avoidance of doubt, any vacancy, including by removal pursuant to Section 3.4(b), involving a director that has been designated or nominated by a stockholder or group of stockholders shall be filled by designation or nomination by the stockholder or group of stockholders having such designation or nomination right (to the extent such stockholder or group of stockholders still retains such designation or nomination right).

Section 3.4 Resignations and Removal.

(a) Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairperson of the Board or the Secretary. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Except as provided in the Shareholders’ Agreement, any director or the entire Board of Directors may be removed from office, with or without cause, by the affirmative vote of no less than a majority of the total voting power of the outstanding shares of the Class A Common Stock of the Company entitled to vote in any annual election of directors, voting together as a single class.

Section 3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.6 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer (if separate) or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, within or without the State of Delaware, date and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission, or be delivered personally or by telephone, in each case at least 48 hours prior to the time set for such meeting. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7 Remote Participation in Meetings. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other, and such participation shall constitute presence in person at such meeting.

Section 3.8 Quorum and Voting.

(a) Except as otherwise required by law, the Certificate of Incorporation, these Bylaws or the Shareholders’ Agreement, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors. The chairperson of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

(b) To the extent any directors are entitled to be nominated, appointed or elected by a particular group of stockholders (each such director a “Stockholder Group Director”) and not all of the stockholders holding a certain class or series of shares generally, a quorum shall additionally require attendance by at least one of each such group of stockholders’ Stockholder Group Director; provided, however, that if a quorum is not so established, the chairperson of the meeting or a majority of the directors present may adjourn the meeting to another time on not less than 24 hours’ notice and a quorum for such adjournment meeting shall be established only by those requirements set forth in Section 3.8(a) of this Article III.

(c) Notwithstanding the foregoing Section 3.8(b), for so long as there is a Stockholder Group 2 Director (as such term is defined in the Shareholders’ Agreement), a quorum shall require attendance by such Stockholder Group 2 Director and if a quorum is not so established, the chairperson of the meeting or a majority of the directors present may adjourn the meeting to another time on not less than 24 hours’ notice and a quorum for such adjournment meeting shall be established only by those requirements set forth in Section 3.8(a) of this Article III

Section 3.9 Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, provided that such action is consented to in writing or by electronic transmission by all of the members of the Board of Directors, or by all of the members of any committee thereof. After an action is taken, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 3.10 Chairperson of the Board. The Chairperson of the Board shall preside at meetings of stockholders in accordance with Section 2.4(a) above and at meetings of directors and shall perform such other duties as the Board of Directors may from time to time determine.

Section 3.11 Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation, these Bylaws or the Shareholders’ Agreement for the conduct of its meetings and management of the affairs of the Company as the Board of Directors deems proper.

Section 3.12 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or the Shareholders’ Agreement, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.13 Emergency Bylaws. This Section 3.13 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any Emergency, the Company and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

ARTICLE IV

COMMITTEES

Section 4.1 Committees of the Board of Directors. Subject to the terms of the Shareholders’ Agreement, the Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Subject to the terms of the Shareholders’ Agreement, any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (b) adopting, amending or repealing any bylaw of the Company. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

Section 4.2 Meetings and Action of Committees. Unless the Board of Directors provides otherwise by resolution, any committee of the Board of Directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper. A majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee except as otherwise required by law, the Certificate of Incorporation or these Bylaws, and except as otherwise provided in a resolution of the Board of Directors; provided, however, that in no case shall a quorum be less than one-third of the directors then serving on the committee. Unless the Certificate of Incorporation, these Bylaws or a resolution of the Board of Directors requires a greater number, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

ARTICLE V

OFFICERS

Section 5.1 Officers. The officers of the Company shall include a Chief Executive Officer and a Secretary, who shall be elected by the Board of Directors, and such other officers as may be elected in accordance with the provisions of Section 5.7. The Company may have such other officers as (i) the Board of Directors or the Chief Executive Officer may determine and appoint from time to time or (ii) appointed by the delegated authority pursuant to Section 5.7 which officers need not be elected annually by the Board of Directors. Officers shall have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors or the Chief Executive Officer. Each officer shall hold office until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person. The Board of Directors may determine to leave any office vacant.

Section 5.2 Additional Positions and Titles. The Company may have assistants to officers, with such powers and duties as the Board of Directors, or the Chief Executive Officer or another authorized officer, may from time to time determine. Any officer or employee may be assigned any additional title, with such powers and duties, as the Board of Directors or an authorized officer may from time to time determine. Any persons appointed as assistant officers, and any persons upon whom such titles are conferred, shall not be deemed officers of the Company unless appointed by the Board of Directors or the Chief Executive Officer pursuant to Section 5.1.

Section 5.3 Compensation. The salaries of the Chief Executive Officer and such other officers of the Company as determined by the Board of Directors shall be fixed from time to time by the Board of Directors or by any committee, person or persons to whom the Board of Directors has delegated such authority.

Section 5.4 Removal, Resignation and Vacancies. Any officer of the Company may be removed, with or without cause, by the Board of Directors or an authorized officer. Any officer or assistant officer, if appointed by an officer, also may be removed by the officer authorized to appoint such officer or assistant officer. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Company. Any resignation or removal shall be without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any vacancy occurring in any office of the Company may be filled by the Board of Directors or in accordance with Section 5.1 or Section 5.2, as applicable, by the Chief Executive Officer or such office may be left vacant.

Section 5.5 Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Company, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors.

Section 5.6 Secretary. The powers and duties of the Secretary shall include acting as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders, and performing all other duties incident to the office of Secretary. The Secretary shall perform such other duties as the Board of Directors, the Chief Executive Officer or another authorized officer may from time to time determine.

Section 5.7 Authority and Duties of Other Officers, Committees or Agents. The Chief Executive Officer and the Secretary shall have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Other officers shall have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Additionally, the Board of Directors may delegate to any officer or committee, including the Chief Executive Officer or another officer authorized to prescribe the duties of such subordinate officer, the power to appoint subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents. To the extent not so set forth or determined, each such officer shall have such authority, functions or duties as those that generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 5.8 Action with Respect to Securities of Other Corporations or Entities. The Chief Executive Officer, or any other person or persons to whom the Board of Directors or the Chief Executive Officer has delegated such authority, is authorized to vote, represent, and exercise on behalf of the Company all rights incident to any and all shares or other equity interests of any other corporation or entity or corporations or entities, standing in the name of the Company. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 5.9 Delegation. The Board of Directors or an authorized officer may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1 Right to Indemnification.

(a) Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws; provided, however, that, except as otherwise required by law or provided in Section 6.4 with respect to suits to enforce rights under this Article VI, the Company shall indemnify any such indemnitee in connection with a proceeding, or part thereof, voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by such indemnitee or the Company in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors or the Board of Directors otherwise determines that indemnification or advancement of expenses is appropriate.

(b) Any reference to an officer of the Company in this Article VI shall be deemed to refer exclusively to the Chief Executive Officer and Secretary and any officer of the Company appointed by the Board of Directors pursuant to Section 5.1 or otherwise specifically appointed as “officer” for purposes of these Bylaws pursuant to the delegated authority under Section 5.9 and any reference to an officer of any other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other enterprise pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other enterprise. The fact that any person who is or was an employee of the Company or an employee of any other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Company or of such other enterprise shall not, by itself, result in such person being constituted as, or being deemed to be, an officer of the Company or of such other enterprise for purposes of this Article VI.

Section 6.2 Right to Advancement of Expenses.

(a) In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall, to the fullest extent permitted by law, also have the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b) Notwithstanding the foregoing Section 6.2(a), the Company shall not make or continue to make advancements of expenses to an indemnitee (except by reason of the fact that the indemnitee is or was a director of the Company, in which event this Section 6.2(b) shall not apply) if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that the indemnitee acted in bad faith or in a manner that the indemnitee did not reasonably believe to be in or not opposed to the best interests of the Company, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board of Directors by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee.

Section 6.3 Indemnification for Successful Defense. To the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding (or in defense of any claim, issue or matter therein), such indemnitee shall be indemnified under this Section 6.3 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense. Indemnification under this Section 6.3 shall not be subject to satisfaction of a standard of conduct, and the Company may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 6.4 (notwithstanding anything to the contrary therein); provided, however, that, any indemnitee who is not a current or former director or officer (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) shall be entitled to indemnification under Section 6.1 and this Section 6.3 only if such indemnitee has satisfied the standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the DGCL, as applicable.

Section 6.4 Right of Indemnitee to Bring Suit. If a request for indemnification under Section 6.1 or Section 6.3 is not paid in full by the Company within 60 days, or if a request for an advancement of expenses under Section 6.2 is not paid in full by the Company within 20 days, after a written request has been received by the Company, the indemnitee may at any time thereafter bring suit against the Company in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in Section 145(a) or Section 145(b) of the DGCL. Further, in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in Section 145(a) or Section 145(b) of the DGCL. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met such applicable standard of conduct, nor an actual determination by the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article VI or otherwise shall be on the Company.

Section 6.5 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.

Section 6.6 Insurance. The Company shall maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.7 Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 6.8 Settlement of Claims. Notwithstanding anything in this Article VI to the contrary, the Company shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding effected without the Company’s written consent, which consent shall not be unreasonably withheld.

Section 6.9 Subrogation. In the event of payment under this Article VI, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

Section 6.10 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to the indemnitee to the fullest extent set forth in this Article VI.

ARTICLE VII

CAPITAL STOCK

Section 7.1 Certificates of Stock. The shares of the Company shall not be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be certificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Company by any two authorized officers of the Company, including, without limitation, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller, the Secretary, or an Assistant Treasurer or Assistant Secretary certifying the number of shares owned by such holder in the Company. Any or all such signatures may be facsimiles or otherwise electronic signatures. In case any officer, transfer agent or registrar who has signed or whose facsimile or otherwise electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2 Transfers of Stock. Shares of the Company shall be transferable in the manner prescribed by applicable law, the Shareholders’ Agreement, the Company’s Certificate of Incorporation and in these Bylaws. Transfers of shares of stock of the Company shall be made only on the books of the Company upon authorization by the registered holder thereof or by such stockholder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Company shall be entitled to recognize and enforce any lawful restriction on transfer.

Section 7.3 Lost Certificates. The Company may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Company a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.4 Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.5 Record Date for Determining Stockholders.

(a) In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Company may determine the stockholders entitled to express consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken was delivered to the Company in accordance with Section 2.9. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action without a meeting, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 7.6 Regulations. To the extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Company.

Section 7.7 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Section 7.8 Restrictions under Communications Act and FCC Regulations. Notwithstanding anything in these Bylaws to the contrary, any transfer of shares of the Company shall be subject to the stock transfer restrictions set forth in Article V of the Certificate of Incorporation and Article III of the Shareholders’ Agreement, and under the Communications Act and FCC Regulations (as such terms are defined in the Shareholders’ Agreement), and each record or beneficial holder of any share of the Company, and each potential transferee of any such shares, shall be deemed to have notice of such restrictions.

ARTICLE VIII

GENERAL MATTERS

Section 8.1 Fiscal Year. The fiscal year of the Company shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.

Section 8.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Company, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.3 Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

Section 8.4 Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.

Section 8.5 Electronic Signatures, etc. Except as otherwise required by the Certificate of Incorporation or these Bylaws (including, without limitation, as otherwise required by Section 2.10), any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Company may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Company may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

Section 8.6 Shareholders’ Agreement. Any reference herein to the Shareholders’ Agreement will be disregarded upon termination of the Shareholders’ Agreement in accordance with its terms. In the event that the Company or any stockholders of the Company enter into a new shareholders’ agreement, subject to the terms of such new shareholders’ agreement, any reference herein to the Shareholders’ Agreement may be interpreted as reference to include such new shareholders’ agreement.

ARTICLE IX

FORUM FOR ADJUDICATION OF DISPUTES

Section 9.1 Forum. Unless the Company, in writing, selects or consents to the selection of an alternative forum: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For purposes of this Article IX, internal corporate claims means claims, including claims in the right of the Company: (a) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or (b) as to which the DGCL confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Company shall be deemed to have notice of and consented to the provisions of this Article IX.

Section 9.2 Enforceability. If any provision of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE X

AMENDMENTS

Section 10.1 Amendments. Subject to the provisions of the Certificate of Incorporation and the Shareholders’ Agreement, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws. Subject to the provisions of the Certificate of Incorporation, these Bylaws or the Shareholders Agreement, and in addition to any other vote required by law, the affirmative vote of the holders of at least 70% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, which shall include at least three stockholders that are not Laurel Tree or any of its Permitted Transferees (as such terms are defined in the Shareholders’ Agreement), shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of these Bylaws.

The foregoing Bylaws were adopted on September 30, 2024 pursuant to that certain Order Approving Debtors’ Disclosure Statement and Confirming Debtors’ Joint Prepackaged Plan of Reorganization entered by the Bankruptcy Court for the Southern District of Texas on February 20, 2024.

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